UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/07/2009

AMN HEALTHCARE SERVICES , INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16753

Delaware	06-1500476
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12400 High Bluff Drive, Suite 100 San Diego California, 92130
(Address of principal executive offices, including zip code)

866-871-8519
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

AMN Healthcare Services, Inc. (the "Company") has commenced marketing of a refinancing of its credit agreement. It is the Company's intent to obtain commitment through term loan and revolving credit facility up to an aggregate of $185 million. The Company expects to complete the refinancing by the end of the 2009 calendar year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES , INC.

Date: December 07, 2009	By:	/s/ Bary G. Bailey
Bary G. Bailey
Chief Financial Officer, Chief Accounting Officer and Treasurer